Exhibit 99.1

M & F WORLDWIDE CORP. COMPLETES THE ACQUISITION OF PEARSON’S DATA MANAGEMENT BUSINESS

NEW YORK, NY– February 22, 2008 -- M & F Worldwide Corp. (NYSE: MFW) today announced that it has completed the previously announced acquisition of the Data Management business of Pearson plc for $225 million in cash, subject to post-closing adjustments.  M & F Worldwide financed the acquisition with cash on hand.

Data Management designs, manufactures and services scannable data collection products, including printed forms, scanners and related software, and provides survey consulting and tracking services, including medical device tracking, to corporate and government clients. Data Management will be operated by and integrated with Scantron Corporation, M & F Worldwide’s subsidiary, which helps education and commercial organizations measure and improve effectiveness with assessment and survey solutions.  Scantron’s products and services include scannable forms, scanning equipment, survey services and testing software and related services.

About M & F Worldwide Corp.

M & F Worldwide Corp. has four business lines, which are operated by its wholly owned  subsidiaries Harland Clarke Holdings Corp. (through Harland Clarke Corp., Harland Financial Solutions, Inc. and Scantron Corporation) and Mafco Worldwide Corporation. Harland Clarke offers checks and related products, forms and treasury supplies, and related delivery and fraud prevention services. It also provides specialized direct marketing and contact center services to its financial and commercial institution clients. Harland Financial Solutions provides products and services including lending and mortgage origination and servicing applications, business intelligence solutions, customer relationship management software, branch automation solutions, core processing systems and services and field maintenance services, principally targeted to community banks and credit unions. Scantron provides testing and assessment solutions to schools in North America, offers specialized data collection solutions to educational and commercial institutions and collects and manages survey information for a wide variety of Fortune 1000 organizations. Scantron’s products and services include scannable forms, scanning equipment, survey services and testing software and related services.  Mafco Worldwide produces licorice products for sale to the tobacco, food, pharmaceutical and confectionery industries.

Note with respect to M & F Worldwide:

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  M & F Worldwide's actual results may differ materially from those discussed in such forward-looking statements.  In addition to factors described in M & F Worldwide's Securities and Exchange Commission filings and others (including in the risk factors set forth in the Quarterly Reports on Form 10-Q of M & F Worldwide and Harland Clarke Holdings Corp., respectively, each filed with the Securities and Exchange Commission on August 9, 2007), the following factors could cause M & F Worldwide's actual results to differ materially from those expressed in any forward-looking statements made by M & F Worldwide: (a) consolidation among financial institutions and other adverse changes among the large clients on which Harland Clarke Holdings Corp. depends, resulting in decreased revenues; (b) lower than expected cash flow from operations; (c) significant increases in interest rates; (d) unfavorable foreign currency fluctuations; (e) the Company's substantial indebtedness; (f) the inability to retain the Company’s clients, including as a result of the transaction referred to above; (g) the inability to retain the Company’s key employees and management, including as a result of the transaction referred to above; (h) variations in contemplated brand strategies, business locations, management positions and other business decisions in connection with integrating the Data Management business; (i) the Company’s ability to successfully integrate Data Management into our business and manage future acquisitions; (j) the ability to implement any or all components of our business strategy, including with respect to growth prospects or opportunities, or realize all of our expected cost savings or synergies from the acquisition; and (k) the acquisition of Data Management otherwise not being successful from a financial point of view, including by not being accretive to M & F Worldwide’s earnings.

Contacts:
Christine Taylor M & F Worldwide Corp. Tel: 212-572-5988